Exhibit 10.1
                                   LUKENS INC.
                 NON-EMPLOYEE DIRECTOR EQUITY COMPENSATION PLAN

I. PURPOSE

         A. The purpose of the Lukens Inc. Non-Employee Director Equity Compensation Plan is to advance the interest of the Company and its shareholders by providing for the payment of a greater portion of the compensation of Non-Employee Directors in the form of equity equivalents by the grant to such Non-Employee Directors of Deferred Stock Units under the terms set forth herein. By thus compensating Non-Employee Directors and increasing their equity equivalent position in the Company, the Company seeks to attract, retain, compensate and motivate these highly competent individuals upon whose judgment, initiative, leadership, and continued efforts the success of the Company in large measure depends.

II. DEFINITIONS

         A. As used in this Plan, the following definitions apply to the terms indicated below:

              a. "ABO" means the Accumulated Benefit Obligation of the Company for each Non-Employee Director under the Retirement Plan as of April 30, 1997, as determined by the Plan Actuary. For purposes of the Plan, (i) the ABO for each Non- Employee Director shall be determined by taking Service from the Non-Employee Director's Anniversary Date through April 30, 1997 into account, and (ii) the ABO for each Non- Employee Director shall be determined without regard to whether or not the Non-Employee Director's right to payment under the Retirement Plan is vested.

              b. "Account" means the bookkeeping account established for each Non-Employee Director to which Deferred Stock Units shall be credited.

              c. "Allocation Amount" means the amount determined by discounting the Annual Retainer in effect as of the Allocation Date (i) at the 30-year Treasury bond rate in effect at the Allocation Date for (ii) 10 years. The Allocation Amount shall be determined by the Plan Actuary.

              d. "Allocation Date" means each April 30 after the Effective Date.

              e. "Anniversary Date" means the anniversary of the date a Non-Employee Director commenced Service that next precedes or coincides with April 30, 1997.

              f. "Anniversary Date ABO" means the Accumulated Benefit Obligation of the Company for each Non-Employee Director under the Retirement Plan as of the Non-Employee Director's Anniversary Date, as determined by the Plan Actuary. For purposes of the Plan, the Anniversary Date ABO for each Non-Employee Director shall be adjusted to include interest creditable from the Non-Employee Director's Anniversary Date through April 30, 1997, as determined by the Plan Actuary.



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              g. "Annual Retainer" means the annual rate of retainer fees payable to Non-Employee Directors as compensation for Service.

              h. "Board" means the Board of Directors of the Company.

              i. "Committee" means the Committee on the Board.

              j. "Company" means Lukens Inc., a Delaware corporation, and any successors thereto.

              k. "Deferred Stock Unit" means a hypothetical Share.

              l. "Director" means a duly elected member of the Board.

              m.  "Effective  Date"  means the date  specified  in  Section  3.1 hereof.

              n. "Employee" means a person employed by the Company or its Subsidiaries in any capacity.

              o. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

              p. "Fair Market Value Per Share" as of any date, means the closing price for sales of Shares as reported on the Composite Transaction Reporting System on the New York Stock Exchange, which includes other participating exchanges and over-the-counter markets, on such date, or if the Shares are not listed on such exchange, on the principal United States securities exchange registered under the Exchange Act on which the Shares are listed.

              q. "Non-Employee Director" means any Director who is not a person employed by the Company or its subsidiaries in any capacity.

              r. "Plan" means this Lukens Inc. Non-Employee Director Equity Compensation Plan, as in effect from time to time.

              s. "Plan Actuary" means the actuary designated from time to time as the Plan Actuary for purposes of the Plan by the Company's Chief Financial Officer.

              t. "Pro-Rated Deferred Stock Units" means the number of Deferred Stock Units determined as the quotient of (i) the excess, if any, of a Non-Employee Director's ABO over the Non-Employee Director's Anniversary Date ABO, divided by (ii) the average Fair Market Value per Share for May 1997, provided that the number of Deferred Stock Units determined under this Section 2.1(t) shall not be less than zero.


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              u. "Retirement Plan" means the Retirement Plan for Non-Employee
Directors of Lukens Inc.

              v. "Service" means service as a Non-Employee Director.

              w. "Share" means a share of the Company's common stock, $.01 par value.

III. EFFECTIVE DATE

         A. This Plan shall be effective as of May 1, 1997.

IV. PARTICIPATION

         A. Each Non-Employee Director serving on the Board on or after the Effective Date shall participate in the Plan.

V. CREDITING ACCOUNTS

         A. Deferred Stock Units.

              a. Annual Credits. As of each Allocation Date, the Account of each Non-Employee Director shall be credited with the number of Deferred Stock Units determined as the quotient of (i) the Allocation Amount divided by (ii) the Fair Market Value Per Share on such Allocation Date, provided that if such Allocation Date is not a business day, Fair Market Value Per Share shall be determined as of the next succeeding business day.

              b. Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, Share distribution or dividend, or other change in structure affecting the Shares, Deferred Stock Units shall be adjusted accordingly, as determined in the sole discretion of the Committee.

         B. Dividend Credits.

              a. Annual Credits. The Account of each Non-Employee Director shall be credited with dividend equivalents at the same rate per Deferred Stock Unit as are actually paid per Share. Pending conversion to Deferred Stock Units pursuant to Section 5.2(b), no earnings shall be credited with respect to dividend equivalents credited to Accounts.

              b. Conversion to Deferred Stock Units. As of each Allocation Date, dividend equivalents credited to each Account shall be converted to the number of Deferred Stock Units determined as the quotient of (i) the aggregate of dividend equivalents credited to such Account, divided by (ii) the Fair Market Value per Share on such Allocation Date, provided that if such Allocation Date is not a business day, Fair Market Value Per Share shall be determined as of the next succeeding business day.

VI. RETIREMENT PLAN CONVERSION


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         A. Vested Non-Employee Directors. On or before June 15, 1997, each Non-
Employee Director who has completed five (5) years of continuous Service as of May 1, 1997 and thus has a vested benefit under the Retirement Plan, shall make one of the following elections with respect to the benefit accrued by such Non-Employee Director under the Retirement Plan as of May 1, 1997. Such vested Non-Employee Director shall elect:

              a. Freeze Benefit Under Retirement Plan. To have the benefit accrued under the Retirement Plan as of May 1, 1997 paid under the terms of the Retirement Plan in effect as of that date, provided that:

                        (1) the Non-Employee Director's Pro-Rated Deferred Stock Units shall be credited to his Account as of May 1, 1997;

                        (2) benefits with respect to all Service after April 30, 1997 shall be determined under the terms of the Plan; and

                        (3)  no  further   benefits   shall   accrue  under  the
Retirement Plan; or

              b. Convert Benefit to Deferred Stock Units. To convert the benefit accrued under the Retirement Plan as of May 1, 1997 to Deferred Stock Units under the Plan. For each Non-Employee Director, the number of Deferred Stock Units shall be determined as the quotient of (i) such Non-Employee Director's ABO, divided by (ii) the average Fair Market Value per Share for May 1997. The resulting number of Deferred Stock Units shall be credited to such Non-Employee Director's Account under the Plan.

A Non-Employee Director who fails to file an election under this Section 6.1 on or before June 15, 1997 shall be deemed to have elected to freeze the benefit under the Retirement Plan pursuant to Section 6.1(a).

         B. Other Non-Employee Directors. Any benefit accrued under the Retirement Plan as of May 1, 1997 by Non-Employee Directors who have completed fewer than five (5) years of Service as of such date automatically shall be converted to the number of Deferred Stock Units determined as the quotient of
(i) such Non-Employee Director's ABO, divided by (ii) the average Fair Market Value per Share for May 1997. The resulting number of Deferred Stock Units shall be credited to such Non-Employee Director's Account under the Plan.

VII. DISTRIBUTIONS

         A. General. Except as otherwise provided in Section 7.4, the balance of each Non-Employee Director's Account shall be paid to the Non-Employee Director in cash in a lump sum, unless the Non-Employee Director elects to receive distributions in installments pursuant to a procedure established by the Committee.

         B. Lump Sum.

              a. Time of Distribution. Unless a Non-Employee Director elects to receive distributions in installments pursuant to a procedure established by the Committee, the





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Company shall pay the balance of the Non-Employee  Director's  Account in a cash lump sum on or as soon as administratively practicable following the first day of the calendar quarter next following such Non-Employee Director's termination of Service.

              b. Valuation of Distribution. The amount of the lump sum distribution shall be calculated as the product of (i) the average Fair Market Value per Share for the six-month period ending on the effective date of the Non-Employee Director's termination of Service, times (ii) the number of Deferred Stock Units credited to such Non- Employee Director's Account as of such date.

         C. Installments. A Non-Employee Director may, pursuant to a procedure established by the Committee, elect to receive distributions in monthly, quarterly or annual installments over a period not longer than the lesser of (a) such Non-Employee Director's full years of Service or (b) 10 years.

              a. Time of Distribution. If a Non-Employee Director elects to receive distributions in installments, installment payments shall commence on or as soon as administratively practicable following the first day of the calendar quarter next following such Non-Employee Director's termination of Service. Installment payments shall be paid on the first day of each month, quarter or benefit commencement anniversary date, as applicable.

              b. Valuation of Distribution. The total beginning Account balance subject to installment distribution shall be determined as the product of (i) the average Fair Market Value per Share for the six-month period ending on the effective date of the Non- Employee Director's termination of Service, times
(ii) the number of Deferred Stock Units credited to such Non-Employee Director's Account as of such date. Thereafter, the unpaid balance of the Account shall be credited with earnings at the 30-year Treasury bond rate. The amount of each installment shall be determined as the quotient of (iii) the undistributed Account balance as of the installment payment date, divided by (iv) the number of remaining unpaid installments.

              c. Death Prior to Completion of Installments. In the event of the death of a Non-Employee Director prior to the payment of all installments due under the Plan, the payments which would have been payable hereunder shall be paid to the Non- Employee Director's designated beneficiary for the remainder of the installment term.

         D. Termination of Service Due to Death.

              a. Time of Distribution. If a Non-Employee Director dies while in Service, the balance of such Non-Employee Director's Account shall be paid in a lump sum in cash to the designated beneficiary or estate of such Non-Employee Director within sixty (60) days of the date of death.

              b. Valuation. The amount subject to lump sum distribution shall be determined in accordance with Section 7.2(b), provided that the relevant valuation date shall be the date of such Non-Employee Director's death.





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VIII. NO FUNDING

         A. This Plan shall not be deemed to create any trust, escrow or other funding arrangement. No benefit payable hereunder shall be considered segregated funds and all such amounts shall, at all times prior to the payment of same, be and continue to be the property of the Company commingled with its other assets. The right of any Non-Employee Director to benefits under this Plan shall be an unsecured claim against the general assets of the Company.

IX. PLAN ADMINISTRATION

         A. The general administration of this Plan and the responsibility for carrying out its provisions shall be vested in the Committee. The Committee may adopt such rules and regulations as it may deem necessary for the proper administration of this Plan, and its decision in all matters shall be final, conclusive, and binding. If one or more members of the Committee are disqualified by personal interest from taking part in a particular decision, the remaining member or members of the Committee (although less than a quorum) shall have full power to act on the matter. The Committee may delegate to the benefits department of the Company the responsibility for day to day administration of this Plan.

X. TERMINATION OF THE PLAN

         A. The Board reserves the right to terminate this Plan at any time without the consent of any current or former Non-Employee Director. Upon termination of this Plan, all Non-Employee Directors shall continue to have the right to receive benefits earned and accrued hereunder prior to such termination.

XI. AMENDMENT OF THE PLAN

         A. The Board has the right to amend this Plan at any time and from time to time without the consent of any current or former Director, provided however, that no amendment shall divest any Non-Employee Director of rights to which he or she would have been entitled if the Plan had been terminated on the effective date of such amendment.

XII. CHANGE IN CONTROL

         A. Within sixty days of a Change in Control as defined in Section 12.2, any Non- Employee Director, including any Non-Employee Director who is receiving installment payments, shall receive a lump sum payment of his Account balance under this Plan.

         B. For purposes of the Plan, the term "Change in Control" shall mean any of the following events:
                   a.
                        (1) Any "person" or "group" (as such terms are used in Sections 3(a)(9), 13(d)(3) and 14(d)(2) of the Exchange Act), considered together with its or their "affiliates" and "associates" (as such terms are defined in Rule 12b-2 of the General Rules and Regulations under the Exchange
Act), is or becomes the beneficial owner (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), or acquires or holds voting control, directly or indirectly, of securities of the Company which,



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when considered  together with any other  securities of the Company held by such person or group of their affiliates or associates which by their terms are convertible, even if not then convertible, represent twenty percent (20%) or more of the voting power of the then outstanding securities of the Company; and

                        (2) the Board as it existed immediately prior to any such acquisition of or change in ownership or control, after having been advised thereof, does not, within ten days after being so advised, adopt a resolution specifically determining that such acquisition of or change in ownership or control does not constitute a change of control event within the meaning of this
Section 12.2; or

                   b. A change in the composition of a majority of the Board within 24 months after any "person" or "group" (as such terms are used in Sections 3(a)(9), 13(d)(3) and 14(d)(2) of the Exchange Act), considered together with its or their "affiliates" or "associates" (as such terms are defined in Rule 12b-2 of the General Rules and Regulations under the Exchange
Act), is or becomes the beneficial owner (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act) or acquires or holds voting control, directly or indirectly, of securities of the Company which, when considered together with any other securities held by such person or group of their affiliates or associates which by their terms are convertible, even if not then convertible, represent twenty percent (20%) of the voting power of the then outstanding securities of the Company; or

                   c.

                        (1) Any "person" or "group" (as such terms are used in Section 3(a)(9), 13(d)(3) and 14(d)(2) of the Exchange Act) commences a tender offer or exchange offer for securities of the Company if, upon consummation thereof, the offeror, considered together with its "affiliates" and "associates" (as such terms are defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act), would own or control, directly or indirectly, securities of the Company which, when considered together with any other securities held by such person or group or their affiliates or associates which by their terms are convertible, even if not then convertible, represent thirty percent (30%) or more of the voting power of the then outstanding securities of the Company, and

                        (2) the Board of Directors of the Company as it existed immediately prior to any such offer, after having been advised thereof, does not, within ten business days after being so advised, adopt a resolution specifically determining that such offer does not constitute a change of control event within the meaning of this Section 12.2.

         C. The terms "person" and "group," as used in this Article 12, shall not include (i) the Company; (ii) any corporation in which the Company owns, directly or indirectly, voting securities sufficient to elect at least a majority of the directors of such corporation; (iii) any employee benefit plan of the Company or of any corporation described in Section 12.2(b); (iv) any individual or entity organized, appointed or established by the Company for, or pursuant to, the terms of any employee benefit plan described in Section 12.2(c).

         D. Payment of the lump sum payment described in Section 12.1 shall constitute full payment of all obligations of the Company under this Plan.

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XIII. MISCELLANEOUS PROVISIONS

         A. Gender and Number. The masculine pronoun wherever used herein shall include the feminine gender; and the feminine, the masculine, and the singular number as used herein shall include the plural unless the context clearly indicates otherwise.

         B. No Agreement to Retain Directors. This Plan does not in any way obligate the shareholders of the Company to continue to retain a Non-Employee Director on the Board, nor does this Plan limit the right of such shareholders to terminate a Non-Employee Director's Service.

         C. Rights Non-Assignable and Non-Transferable. Deferred Stock Units (or dividend equivalents, prior to their conversion to Deferred Stock Units) may not be assigned, pledged, mortgaged or hypothecated other than by will or by the laws of descent and distribution, and, to the extent permitted by law, no Deferred Stock Unit or dividend equivalent shall be subject to legal process or attachment for the payment of any claims against any person entitled to receive the same.

         D. Facility of Payment. If a current or former Non-Employee Director entitled to receive any payments hereunder is adjudged by a court of competent jurisdiction to be legally incapable of giving valid receipt and discharge for such payments, such payments shall be paid to the duly appointed guardian of such Non-Employee Director. Such payments shall, to the extent paid, be deemed complete discharge for liabilities of the Company under this Plan.

         E. Nonforfeiture. All Deferred Stock Units and dividend equivalents are fully vested and nonforfeitable once credited to a Non-Employee Director's Account.

         F. Withholding. Payments made by the Company under this Plan to any Non- Employee Director shall be subject to withholding as shall, at the time of such payment, be required under any income tax or other laws, whether of the United States or any other jurisdiction.

         G. Successorship. It is the intent that the obligations of the Company to pay benefits accrued or payable hereunder shall be binding upon any successor corporation or organization which shall succeed to substantially all of the assets and business of the Company and the term "Company" wherever used herein shall mean and include any such corporation or organization after such succession and such obligations shall be deemed to have been expressly assured by any such corporation or other organization.

         H. Compliance with Laws. The Plan and the grant of Deferred Stock Units thereunder shall be conditioned on and subject to all applicable federal and state laws, including, without limitation, applicable securities laws and regulations.

         I. Expenses. All expense and costs incurred in the operation of this Plan shall be paid by the Company.

         J. Titles and Headings. The titles to articles and headings of sections of this Plan are for convenience or reference only. In case of any conflict, the text of the Plan, rather than such titles and headings, shall control.

         K. Acceptance. The acceptance of payments under this Plan by any Non-Employee Director constitutes his acceptance of the terms of the Plan and his agreement to be bound thereby.

         L. Governing Law and Severability. This Plan shall be construed in accordance with the laws of the Commonwealth of Pennsylvania to the extent not superseded by any

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federal law. In the event any provision  hereof shall be held illegal or invalid for any reason, the remaining provisions shall be construed and enforced as if such illegal or invalid provisions had never been contained herein.


              As adopted by the Board of Directors on April 30, 1997.



Dated:  May 16, 1997                                 /s/  William D. Sprague